UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2021

UNITED STATES ANTIMONY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Montana	001-08675	81-0305822
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

47 Cox Gulch, P.O. Box 643 Thompson Falls, Montana	59873
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 406-827-3523

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE American

Item 1.01	Entry into a Material Definitive Agreement

 On February 10, 2021, United States Antimony Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the institutional investors signatory thereto (the “Investors”) pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, in a registered direct offering, an aggregate of 10,990,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (“Common Stock”), at a purchase price of $1.30 per Share, for aggregate gross proceeds to the Company of approximately $14.3 million.

 Net proceeds to the Company from the sale of the Shares (such transaction, the “Offering”), after deducting estimated offering expenses and placement agent fees, are expected to be approximately $13.3 million. The Offering is expected to close on or about February 16, 2021, subject to satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-252193), which was originally filed with the Securities and Exchange Commission on January 19, 2021 and was declared effective on January 27, 2021.

Roth Capital Partners, LLC (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering pursuant to a Placement Agency Agreement between the Company and the Placement Agent dated February 10, 2021 (the “Placement Agency Agreement”). The Placement Agency Agreement provides that the Placement Agent will receive a commission equal to 6% of the aggregate gross proceeds of the Offering.

The Purchase Agreement prohibits the Company from issuing any Common Stock (or Common Stock equivalents) for 90 days following the closing of the Offering, and from entering into any agreement to effect any “variable rate transaction” for one year following the closing of the Offering.

A copy of each of the Purchase Agreement and the Placement Agency Agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein by reference.

On February 11, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the legal opinion issued by Stoel Rives LLP is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Stoel Rives LLP
10.1	Securities Purchase Agreement dated as of February 10, 2021 between United States Antimony Corporation and the purchasers signatory thereto
10.2	Placement Agency Agreement dated February 10, 2021 between United States Antimony Corporation and Roth Capital Partners, LLC
99.1	Press release of United States Antimony Corporation dated February 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: February 11, 2021	By:	/s/ John C. Gustavsen
John C. Gustavsen
Interim Chief Executive Officer